      As filed with the Securities and Exchange Commission on May 22, 1996
                                                      Registration No. 333-03123
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------


                                  FORM S-3/A
                               AMENDMENT NO. 1
                                      TO

                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                             ----------------------

                              METATEC CORPORATION
             (Exact name of Registrant as specified in its charter)

            FLORIDA                                        59-1698890
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

                             7001 METATEC BOULEVARD
                               DUBLIN, OHIO 43017
                                 (614) 761-2000
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                        JEFFREY M. WILKINS, CHAIRMAN AND
                            CHIEF EXECUTIVE OFFICER
                             7001 METATEC BOULEVARD
                               DUBLIN, OHIO 43017
                                 (614) 761-2000
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   COPIES TO:

                              GARY A. WADMAN, ESQ.
                               BAKER & HOSTETLER
                        65 EAST STATE STREET, SUITE 2100
                              COLUMBUS, OHIO 43215
                                 (614) 228-1541

                             ----------------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: At such time or times after the effective date of this Registration Statement as the Selling Shareholder may determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                       SUBJECT TO COMPLETION, DATED MAY 22, 1996


PROSPECTUS
- -------------------------------------------------------------------------------
                              METATEC CORPORATION

                             600,000 Common Shares
- -------------------------------------------------------------------------------


        This Prospectus relates to 600,000 common shares, $0.10 par value (the "Shares"), of Metatec Corporation, a Florida corporation (the "Company"), which may be offered for sale from time to time for the account of the selling shareholder named herein (the "Selling Shareholder"). The Common Shares of the Company are quoted on the Nasdaq National Market system under the symbol "META." On May 17, 1996, the last reported sale price of the Common Shares, as reported on the Nasdaq National Market system, was $11.50 per share.


        The Selling Shareholder or his personal representatives, pledgees, donees, tranferees, or other successors in interest to such Selling Shareholder may sell all or a portion of the Shares registered for sale hereunder from time to time in transactions effected on the Nasdaq National Market system, on any exchange on which the Common Shares may then be listed, in the over-the-counter market, in one or more private transactions, or a combination of such methods. Such transactions may be effected by the Selling Shareholder or his successors in interest at prices and on terms then prevailing, at prices related to such prices, or at negotiated prices and terms. The Selling Shareholder and any brokers and dealers through whom sales of the Shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the commissions and discounts and other compensation paid to such persons may be regarded as underwriters' compensation (which compensation may be in excess of customary commissions). See "Plan of Distribution."

        The Company will not receive any of the proceeds from the sale of the Shares. The Company will bear the costs relating to the registration of the Shares under the Securities Act, which are estimated to be approximately $12,534.49, pursuant to a pre-existing agreement.

                       _________________________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS.  ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.

        SEE "INVESTMENT CONSIDERATIONS" FOR DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                      _________________________________

                  The date of this Prospectus is May __, 1996.

                              TABLE OF CONTENTS

                                                                  PAGE

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . .    1

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE . . . . . . .    1

BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

INVESTMENT CONSIDERATIONS . . . . . . . . . . . . . . . . . . .    3

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . .    5

SELLING SHAREHOLDER . . . . . . . . . . . . . . . . . . . . . .    5

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . .    6

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . .    7

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission; New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10007; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

  This Prospectus constitutes a part of a Registration Statement on Form S-3 filed by the Company with the Commission under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the securities offered hereby, reference is hereby made to the Registration Statement, including the exhibits and the financial statement schedules filed therewith or incorporated by reference therein. Statements contained herein or incorporated by reference therein concerning the provisions of any documents filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such document filed or incorporated by reference therein as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The following documents filed by the Company with the Commission under the Exchange Act are incorporated by reference into this Prospectus:


   (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

   (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

   (3) The Company's Current Report on Form 8-K filed with the Commission on April 18, 1996; and

   (4) The description of the Common Shares which is contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, which description was amended by a Registration Statement on Form 8-A/A filed on June 22, 1993.


  All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such reports and other documents.

  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any subsequently filed documents that is also incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all documents incorporated by reference into this Prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference therein). Requests for copies should be directed to Metatec Corporation, 7001 Metatec Boulevard, Dublin, Ohio 43017, Attention: William H. Largent, Executive Vice President and Chief Financial Officer, telephone number
(614) 761-2000.

  NO DEALER, SALESMAN, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN SO AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                    BUSINESS

GENERAL
- -------

  The Company is a leading information industry services company offering optical disc manufacturing and distribution, software development, and network services. The Company is organized into two business divisions, the Manufacturing Services Group and the New Media Solutions Group. Through these two business divisions, which focus on market-specific CD-ROM (compact disc-read only memory) product offerings, the Company serves as a one-stop source of CD-ROM solutions. The Manufacturing Services Group provides CD-ROM mastering, replication, and distribution services in addition to providing similar services to radio syndication customers for audio compact discs ("Audio CDs"). The New Media Solutions Group provides a broad range of software development and media preparation services for customers creating custom CD-ROM products and frequently published periodicals on optical media, offers network services for information publishers desiring integrated worldwide web access to support their CD-ROM publications, and produces and publishes NautilusCD, the first subscription-based monthly multimedia CD-ROM magazine.

  CD-ROM technology combines audio, video, text, and graphics in one medium with the capability to store, search, and retrieve vast quantities of information. One CD-ROM can contain up to 650 megabytes of data. The Company believes that businesses and individuals are increasingly turning to CD-ROM technology as a cost-effective means of organizing, storing, and disseminating large quantities of information quickly to widely diversified groups of users.

  The Company focuses on increasing revenues from its CD-ROM manufacturing services and new media solutions services while maintaining its current market position within the mature radio syndication market. The Company's strategy targets customers which require turn-key CD-ROM publication services. Such customers generally have time-sensitive and recurring information distribution requirements and evolving technical and creative needs, demand high quality disc manufacturing, and may require fulfillment and distribution services directed to the ultimate user base. As an established independent manufacturer with the ability to produce efficiently the smaller production runs generally required by CD-ROM orders, the Company believes that it is strategically positioned to satisfy the needs of CD-ROM producers which require responsive turnaround on smaller orders and a high degree of personalized support and design services.

  The Company was incorporated as a Florida corporation on September 9, 1976. Since 1990, information distribution services have been the primary business of the Company. The principal offices of the Company are located at 7001 Metatec Boulevard, Dublin, Ohio 43017, and its telephone number is (614) 761-2000.


                           INVESTMENT CONSIDERATIONS

  The securities offered hereby involve certain special investment considerations. Prospective investors should carefully consider, among other things, the following factors:

  Product Concentration. Revenues from the sale of CD-ROM products and services constituted a substantial portion of the Company's revenues for 1994 and 1995, and such products and services are expected to continue to account for a substantial portion of the Company's revenues for the foreseeable future. A decline in the demand for CD-ROM products and services, whether as a result of competition, technological change or otherwise, would have a material adverse effect on the Company's operating results. Included in the Company's

CD-ROM products and services are Audio CDs for the radio syndication programming services market. The Company does not anticipate revenue growth in its radio syndication services because of the maturity of the market, the Company's existing market share, and increased price competition. In addition, certain of the Company's products, such as "hybrid products" offering a combination of CD-ROM and on-line services, are new or in the early stages of development and do not have established markets.

  Competition. The Company faces competition in the information distribution industry from a number of sources, such as traditional print publishers, on-line distributors of information, CD-ROM manufacturers, and others. The Company's competitors vary by market segment and include many companies which are larger, more established, and have substantially more resources than the Company. The Company does not benefit from patents or proprietary technology, and competition may increase in the future.

  Pricing. The CD-ROM and Audio CD industries have been characterized by new manufacturers continually entering the market and by declining prices for compact discs ("CDs"). CD-ROM prices declined industry-wide in recent years and are expected to decline in the future. To date, continuing market growth has offset increased manufacturing capacity in the CD-ROM industry, and the Company has been able to maintain its profitability by increasing sales volumes and improving manufacturing efficiencies. However, the addition of manufacturing capacity to the industry has continued, and there can be no assurance that market growth will continue at the same rate, that prices paid to CD-ROM manufacturers will not continue to decline or that the Company will be able to continue to improve its manufacturing efficiencies. In addition, the Company's pricing of its new products and services may not in all cases be competitive with the other providers in the marketplace, and some new products and services may not be profitable.

  Technological Change. The market for information distribution services incorporating optical disc technology is based upon a sophisticated technology and is subject to rapid technological change. Current or new competitors may introduce new products, features or services that could adversely affect the Company's competitive position. Additionally, there can be no assurance that over time optical disc technology will not be replaced by another form of information storage and retrieval technology, such as on-line information services. To date, the Company has developed product and service enhancements to address customer requirements and to respond to competitive conditions. However, the Company must continue to improve its products and related services and develop and successfully market new products and services in order to remain competitive. There can be no assurance that it will be able to do so.

  Dependence on Key Personnel. The Company is highly dependent upon the efforts of certain key personnel, particularly Jeffrey M. Wilkins, its Chairman of the Board and Chief Executive Officer. The loss of Mr. Wilkins' services to the Company could have an adverse effect on the Company. The Company has entered into an employment agreement with him.

  Single-Site Manufacturing Facility. All of the Company's manufacturing services are performed at its manufacturing facility in Dublin, Ohio, which operates seven days a week, 24 hours per day. In the event this facility is damaged by fire or other casualty, which damage could not be repaired within a short period of time, the Company's manufacturing services would be substantially interrupted and such casualty would be detrimental to the Company's operations.

  Possible Volatility of Stock Price. In the future, the market price of the Company's Common Shares may be significantly affected by factors such as the announcement of new products or services by the Company or its competitors, quarterly variations in the Company's results of operations, conditions in the Company's markets, conditions in the financial markets, and conditions in the economy in general.

  Factors Inhibiting Takeovers. The Company is subject to certain provisions of Florida law which impose restrictions on the ability of a third party to effect an unsolicited change in control of the Company. In addition, the Company's articles of incorporation do not provide for cumulative voting in the election of directors, and certain other provisions of the articles of incorporation, including provisions which divide the Company's board of directors into three separate classes, restrict the ability of shareholders to remove directors without cause, and require super majority shareholder voting for certain corporate transactions, may have the effect of delaying or preventing changes in control or management of the Company. These restrictions could adversely affect the market price of the Company's Common Shares.


                                USE OF PROCEEDS

  The Company will not receive any of the proceeds from the sale of the Shares offered hereby.


                              SELLING SHAREHOLDER

  All of the Shares covered by this Prospectus are being offered by the Selling Shareholder, the person named below. All of the Shares offered hereby were acquired by the Selling Shareholder pursuant to a Restricted Share Agreement (the "Restricted Share Agreement") entered into by the Company and the Selling Shareholder as a result of the Company's acquisition of Metatec/Discovery Systems, Inc., in which the Selling Shareholder held an interest. Under the terms of the Restricted Share Agreement, the Company has agreed to register all of the Shares.

  The Selling Shareholder has been the Chairman of the Board, Chief Executive Officer, and a director of the Company since 1989.


============================================================================================================
                                                       Percentage                                  Shares
                                     Shares            Ownership          Shares Offered           Owned
  Name of Selling                 Owned Prior           Prior To           Pursuant to             After
  Shareholder                   To Offering(1)          Offering             Offering           Offering(2)
============================================================================================================
  Jeffrey M. Wilkins                626,619               8.9%                600,000            26,619(3)
============================================================================================================

______________________________

(1) Does not include options for Common Shares which are not currently exercisable or not exercisable within 60 days of the date of this Prospectus.

(2)  Assumes all Shares offered are sold.

(3)  Represents percentage ownership of less than 1% after Offering.

                              PLAN OF DISTRIBUTION

  The Selling Shareholder or his personal representatives, pledgees, donees, tranferees, or other successors in interest to such Selling Shareholder may sell all or a portion of the Shares registered for sale hereunder from time to time in transactions effected on the Nasdaq National Market system, on any exchange on which the Common Shares may then be listed, in the over-the-counter market, in one or more private transactions, or a combination of such methods. Such transactions may be effected by the Selling Shareholder or his successors in interest at prices and on terms then prevailing, at prices related to such prices, or at negotiated prices and terms.

  The Shares may be sold in one or more of the following manners: (a) a block trade in which the broker or dealer engaged by the Selling Shareholder will attempt to sell the Shares as his agent, but such broker or dealer may position and resell a portion of such block as principal to facilitate the transaction;
(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of the applicable exchange or in transactions in the over-the-counter market; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (e) transactions directly with the purchasers; and (f) the pledge of the Shares as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distribution of the Shares. In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate in the resales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus, and the Selling Shareholder may transfer, devise, or gift his Shares by other means not described herein.

  Brokers, dealers, or agents may receive compensation in the form of discounts, commissions or concessions from the Selling Shareholder in amounts to be negotiated in connection with the sale, which compensation may be in excess of customary commissions, and may receive commissions from the purchasers of the Shares for whom they may act as agent. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

  In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Shares may not be sold unless they have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and complied with.

  Under the terms of the Restricted Share Agreement, the Company has agreed to bear all costs and expenses with respect to the registration of the Shares, including without limitation all filing fees, printing expenses, fees and disbursements of the Company's legal counsel and accountants, and the reasonable fees and disbursements of separate legal counsel for the Selling Shareholder (if desired by him); provided that any underwriting discounts or commissions shall be the responsibility of the Selling Shareholder.

                                 LEGAL MATTERS

  The validity of the Shares has been passed upon for the Company by Baker & Hostetler, Columbus, Ohio.


                                    EXPERTS

  The financial statements and related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered hereby, other than commissions and discounts, if any, paid to brokers or dealers. All amounts shown are estimates, except the registration fee to the Securities and Exchange
Commission:

         Registration Fee -- Securities and
            Exchange Commission . . . . . . . . . . . . . . .$ 2,534.49
                                                              ---------
         Accounting Fees and Expenses   . . . . . . . . . . .  3,000.00
                                                              ---------
         Legal Fees and Expenses  . . . . . . . . . . . . . .  6,000.00
                                                              ---------
         Miscellaneous Expenses . . . . . . . . . . . . . . .  1,000.00
                                                              ---------

                  Total Expenses  . . . . . . . . . . . . . .$12,534.49
                                                              =========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 607.0850 of the Florida Business Corporation Act (the "Statute") sets forth conditions and limitations governing the indemnification of officers, directors, and other persons.

         Article VI of the Amended and Restated Bylaws of the Company (the "Bylaws") contains certain indemnification provisions adopted pursuant to authority contained in the Statute. Under the Bylaws, the Company will indemnify any person who is or was a director, officer, employee, or agent of the Company or who is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against: (a) liability incurred in connection with any proceeding (other than an action by or in the right of the Company) to which such person was or is a party by reason of acting in any such capacity, and (b) expenses and amounts paid in settlement (not exceeding, in the judgment of the Company's board of directors, the estimated expense of litigating the proceeding to conclusion) actually and reasonably incurred in connection with the defense or settlement of any proceeding by or in the right of the Company to procure a judgment in its favor to which such person was or is a party by reason of acting in any such capacity, provided that: (i) such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and (ii) no indemnification shall be made in respect of any claim, issue, or matter in any proceeding by or in the right of the Company as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. For purposes of Article VI of the Bylaws: (A) the term "expenses" includes counsel fees, including those for appeal; (B) the term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding; and
(C) the term " proceeding" includes any
threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal.

         Under the Bylaws, to the extent a director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any proceeding described above, or in the defense of any claim, issue, or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. For all other indemnification which may be provided under the Bylaws in connection with any proceeding, unless made pursuant to a determination by a court, indemnification shall be made only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the director, officer, employee or agent has met the applicable standard of conduct set forth in the Bylaws, which determination shall be made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding; (b) if such quorum is not obtainable, or even if obtainable, by majority vote of a committee duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding, (c) by independent legal counsel selected by the board of directors or a committee thereof as prescribed by the Statute; or (d) by the shareholders by majority vote of a quorum consisting of shareholders who were not parties to such proceeding or if such a quorum is not obtainable, by a majority vote of shareholders who were not parties to such proceeding. Evaluation as to reasonableness of expenses and authorization of indemnification must be made in the same manner as the determination that indemnification is permissible, except that if the determination of permissibility is made by independent legal counsel, then the board of directors or the committee thereof which appointed such legal counsel must evaluate the reasonableness of expenses and may authorize indemnification. The Bylaws also permit the Company to pay expenses incurred by its officers, directors, employees, and agents in advance of the final disposition of a proceeding, provided that the Company may advance expenses to a director or officer only after receiving an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification pursuant to the Bylaws.

         The Company has entered into Indemnification Agreements with all of its directors. These agreements require the Company to indemnify its directors to the full extent permitted by the Statute, including without limitation indemnification, to the extent permitted by applicable law, against all expenses (including legal fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by them in any threatened, pending or completed action or proceeding, including any action by or in the right of the Company, on account of their service as a director, officer, employee, or agent of the Company or at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, trust, or other enterprise. Coverage under these agreements is excluded: (i) on account of any suit in which judgment is rendered against the director for an accounting of profits made from the purchase or sale by the director of securities of the Company pursuant to Section 16(b) of the Exchange Act or any similar provisions of any federal, state, or local statutory law; or (ii) if a judgment or other final adjudication establishes that the director's actions, or omissions to act, were material to the cause of action so adjudicated and constitute (A) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (B) a transaction from which the director derived an improper personal benefit, (C) a circumstance under which the liability provisions of Section 607.0834 of the Statute (relating to unlawful distributions to shareholders) are applicable, or (D) willful misconduct or a conscious disregard for the best interests of the Company in a proceeding by or in right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         The Company's 1990 Stock Option Plan, 1990 Directors' Stock Option Plan, and 1992 Directors' Stock Option Plan all contain provisions under which each member of the Compensation Committee of the Board of Directors of the Company is provided indemnification against all costs and expenses incurred by him in connection with any action, suit, or proceeding to which he may be a party by reason of any action taken or failure to act under or in connection with any such plan or any option granted under any such plan, and against all amounts paid by him in satisfaction of a judgment in any such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. These indemnification provisions are in addition to the indemnification provided under the Company's By-Laws and the Indemnification Agreements described above, but such provisions are to be construed in a manner consistent with applicable law.


ITEM 16.  EXHIBITS

                                                                 If Incorporated by Reference,
 Exhibit                                                         Document with which Exhibit was
 No.                   Description of Exhibit                    Previously Filed with SEC
 -----                 ----------------------                    -----------------------

 4                     Form of Share Certificate.                Incorporated by reference to Amendment No.
                                                                 2 to Registration Statement on Form S-1,
                                                                 File No. 33-60878 (See Exhibit 4 therein).

 5                     Opinion of Baker & Hostetler.             Previously filed.

 10(a)                 Restricted Share Agreement dated March    Annual Report on Form 10-K for the fiscal
                       23, 1993 between Metatec Corporation      year ended December 31, 1992 (See Exhibit
                       and Jeffrey M. Wilkins.                   10(r) therein).

 10(b)                 Amendment to Restricted Share             Amendment No. 1 to Registration Statement
                       Agreement dated April 8, 1993, between    on Form S-1, File No. 33-60878 (See Exhibit
                       Metatec Corporation and Jeffrey M.        10(o) therein).
                       Wilkins.

 23(a)                 Consent of Baker & Hostetler.             Previously filed.

 23(b)                 Consent of Deloitte & Touche LLP.         Contained herein.

 24                    Powers of Attorney.                       Previously filed.



ITEM 17.  UNDERTAKINGS

         The Registrant hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
         (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. Provided, however, that paragraphs (a)(i) and (a)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 15, above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on May 20, 1996.

                                                   METATEC CORPORATION


Date:  May 20, 1996                       By /s/ Jeffrey M. Wilkins
                                             ----------------------------------
                                             Jeffrey M. Wilkins, Chairman of the
                                             Board and Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                  Title                                Date
                 ---------                                  -----                                ----


/s/ Jeffrey M. Wilkins                             Chairman of the Board,                     May 20, 1996
- -------------------------------------              Chief Executive Officer
         Jeffrey M. Wilkins                        (principal executive officer),
                                                   and Director


/s/ Gregory T. Tillar                              President, Chief Operating                 May 20, 1996
- -------------------------------------              Officer, and Director
         Gregory T. Tillar

/s/ William H. Largent                             Executive Vice President,                  May 20, 1996
- -------------------------------------              Secretary, Treasurer and Chief
         William H. Largent                        Financial Officer (principal
                                                   financial officer and principal
                                                   accounting officer), and Director


    A. Grant Bowen*                                Director                                   May 20, 1996
- ------------------ ------------------
         A. Grant Bowen

    E. David Crockett*                             Director                                   May 20, 1996
- --------------------- ---------------
         E. David Crockett

    Peter J. Kight*                                Director                                   May 20, 1996
- ------------------ ------------------
         Peter J. Kight

    Jerry D. Miller*                               Director                                   May 20, 1996
- ------------------- -----------------
         Jerry D. Miller

    James V. Pickett*                              Director                                   May 20, 1996
- -------------------- ----------------
         James V. Pickett

*The undersigned, Jeffrey M. Wilkins, by signing his name hereto, does hereby execute this Amendment No. 1 to the Registration Statement on his own behalf personally and on behalf of each of the other above-named directors of the Registrant pursuant to Powers of Attorney executed by such directors and filed with the Securities and Exchange Commission as an exhibit to this Registration Statement.



/s/ Jeffrey M. Wilkins
- -----------------------------
    Jeffrey M. Wilkins

                                 EXHIBIT INDEX



                                                              If Incorporated by Reference,
 Exhibit                                                      Document with which Exhibit was
 No.              Description of Exhibit                      Previously Filed with SEC
 -----            ----------------------                      -------------------------------

 4                Form of Share Certificate                   Incorporated by reference to Amendment No.
                                                              2 to Registration Statement on Form S-1,
                                                              File No. 33-60878 (See Exhibit 4 therein).

 5                Opinion of Baker & Hostetler.               Previously filed.

 10(a)            Restricted Share Agreement dated            Annual Report on Form 10-K for the fiscal
                  March 23, 1993 between Metatec              year ended December 31, 1992 (See Exhibit
                  Corporation and Jeffrey M. Wilkins.         10(r) therein).

 10(b)            Amendment to Restricted Share               Amendment No. 1 to Registration Statement
                  Agreement dated April 8, 1993,              on Form S-1, File No. 33-60878 (See
                  between Metatec Corporation and             Exhibit 10(o) therein).
                  Jeffrey M. Wilkins.

 23(a)            Consent of Baker & Hostetler.               Previously filed.

 23(b)            Consent of Deloitte & Touche LLP.           Contained herein.

 24               Powers of Attorney.                         Previously filed.